EXHIBIT 23.1
Consent of Registered Public Accounting Firm

	WR	WebsterRogers LLP
Certified Public Accountants • Consultants
Florence, Charleston, Myrtle Beach, Georgetown, Sumter

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated July 7, 2004 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the year ended December 31, 2003 included in the Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/WebsterRogers LLP

Charleston, South Carolina

July 7, 2004

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